EXHIBIT 32

                 SECTION 1350 CERTIFICATIONS


Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Oakridge Holdings, Inc.


Dated: October 13, 2011


By /s/ ROBERT C. HARVEY
Robert C. Harvey
President, Chief Executive Officer
Chief Financial Officer (principal accounting officer)
Chairman of the Board of Directors